SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. ______)

Check the appropriate box:

[  ] Preliminary Information Statement          [ ] Confidential, for use of the

[ X ] Definitive Information Statement          Commission only (as permitted by Rule 14c-5(d)(2))

GOLDEN WEST BREWING COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

      [  ] No Fee Required.

      [  ] Fee computed on table below per Exchange Act Rules 14c- 5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:  Common Stock, par value $.0001 per share

         2) Aggregate number of securities to which transaction applies:  N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): --N/A

         4) Proposed maximum aggregate value of transaction:  N/A

             ---

         5) Total Fee Paid.  None.

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         [   ]  Fee paid previously with preliminary materials.

         [    ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:  none.

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         2) Form, Schedule or Registration Statement No.:  14C

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         3) Filing Party:  Golden West Brewing Company, Inc.

         4) Date Filed:  September 9, 2009

GOLDEN WEST BREWING COMPANY, INC.

c/o Brian Power

2010A Harbison Drive # 312

Vacaville, CA  95687

(530) 894-7906

Dear Stockholder:

         We are furnishing this Information Statement to the holders of the Common Stock of Golden West Brewing Company, Inc., a Delaware corporation (the "Company"), in connection with the determination of our Board of Directors that it is in  the best interest of the Company and our shareholders, which the Board has unanimously approved, that the Company undertake a one-for-ten (1-for-10) Reverse Split of our outstanding shares of Common Stock and outstanding options, warrants and other rights convertible into shares of Common Stock.  As permitted by Delaware law and our Certificate of Incorporation, the Company has received a written consent from the majority stockholders of the Company approving the Reverse Split.  Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding options, warrants, and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split.  Fractional shares, options and warrants will be rounded up to the nearest whole.  If and when implemented, we will cause our stock transfer agent to provide each Shareholder of record written notice of such implementation together with a description of the effect thereof.

        The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders.  There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

        Additionally, our Board of Directors has unanimously approved an increase in our authorized shares from 20,000,000 shares of common stock to 100,000,000 shares of common stock (the “Share Increase”).  Our authorized capital of 5,000,000 shares of preferred stock will remain unchanged.  The increase in authorized common stock will be effected by an amendment to our Certificate of Incorporation.  As permitted by Delaware law and our Certificate of Incorporation, the Company has received a written consent from the majority stockholders of the Company approving the Share Increase.

        Finally, our Board of Directors has approved a change of name for the Company to a new name to be determined by the Board at a future date.  The implementation of the name change requires an amendment to our Certificate of Incorporation which itself requires shareholder approval. As permitted by Delaware law and our Certificate of Incorporation, the Company has received a written consent from the majority stockholders of the Company approving the authorization of the Board to implement a name change.

         The Reverse Stock Split, Share Increase and Name Change described in this Information Statement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our stockholders.

STOCKHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE REVERSE SPLIT OR THE INCREASE IN SHARE AUTHORIZATION OR THE NAME CHANGE. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE REVERSE SPLIT OR THE SHARE INCREASE OR THE NAME CHANGE.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Reverse Split, the Share Increase and the Name Change, as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission. We may provide only one copy of the Information Statement to stockholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.

                                    Very truly yours,

                                    /s/ John C. Power________

                                    John C. Power

                                    Chief Executive Officer and Director

GOLDEN WEST BREWING COMPANY, INC.

INFORMATION STATEMENT

TABLE OF CONTENTS

Introduction

1

Summary Term Sheet.

3

Summary Information In Question And Answer Format

3

Prior Stockholder Approval

5

Voting Securities And Principal Holders Thereof

7

The Reverse Split

9

Increase in Share Authorization

16

The Name Change

18

Where You Can Find Additional Information

19

INFORMATION STATEMENT

GOLDEN WEST BREWING COMPANY, INC.

c/o Brian Power

2010A Harbison Drive # 312

Vacaville, CA  95687

(530) 894-7906

Introduction

         This Information Statement is being furnished to the stockholders of Golden West Brewing Company, Inc., a Delaware corporation (the "Company"), in connection with the prior approval by our Board of Directors of, and receipt of approval by written consent of the majority stockholders of the Company for, the Reverse Split of our standing shares of our common stock. The Reverse Split will be implemented at a time in the future to be determined by our Board of Directors and will be on a ratio of  one-for-ten (1-for-10), at the discretion of the Board.  Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding options, warrants, and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split.  Fractional shares, options and warrants will be rounded up to the nearest whole.  If and when implemented, we will cause our stock transfer agent to provide each Shareholder of record written notice of such implementation together with a description of the effect thereof.

        The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders.  There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

       Additionally, our Board of Directors has unanimously approved an increase in our authorized shares from 20,000,000 shares of common stock to 100,000,000 shares of common stock (the “Share Increase”).  Our authorized capital of 5,000,000 shares of preferred stock will remain unchanged.  The increase in authorized common stock will be effected by an amendment to our Certificate of Incorporation.  As permitted by Delaware law and our Certificate of Incorporation, the Company has received a written consent from the majority stockholders of the Company approving the Share Increase.

        This Information Statement also relates to a change in our corporate name to a new name to be determined in the future by our Board of Directors.   When implemented, the name change will require amending our Certificate of Incorporation with the state of Delaware.

         The Board of Directors believes that consummation of the Reverse Stock Split, the Share Increase and the Name Change are in the best interests of the Company and its stockholders. Accordingly, on September 2, 2009, the Board unanimously approved the Reverse Stock Split, Share Increase and Name Change and directed that they be submitted for stockholder approval.

         Under Delaware law and our Certificate of Incorporation, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of the Company's Common Stock, par value $.0001 per share ("Common Stock"), outstanding as of the close of business on September 2, 2009, is required to approve the Reverse Split, Share Increase and the Name Change. Under our Certificate of Incorporation, each share of Common Stock is entitled to one vote per share. As of September 2, 2009, there were outstanding 20,000,000 shares of Common Stock, representing a total of 20,000,000 votes. As permitted by the Delaware General Corporation Law, on September 2, 2009, the Company received a written consent in lieu of a meeting of stockholders from holders of 11,120,500 shares of Common Stock representing 55.6% of the total issued and outstanding shares of voting stock of the Company approving the Reverse Stock Split, the Share Increase and Name Change.

STOCKHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE REVERSE STOCK SPLIT, THE SHARE INCREASE OR THE NAME CHANGE. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE REVERSE SPLIT, THE SHARE INCREASE OR THE NAME CHANGE.

         The Reverse Stock Split, the Share Increase and the Name Change will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our stockholders.

         This Information Statement is furnished for the purposes of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Reverse Split, the Share Increase and Name Change before they are consummated. This Information Statement is first being mailed on or about September _____, 2009 to holders of record of Common Stock as of the close of business on September 2, 2009.

Summary Term Sheet

         This Information Statement is being furnished to the stockholders of Golden West Brewing Company, Inc., a Delaware corporation, in connection with the prior approval by our Board of Directors, and receipt by the Board of approval by written consent of our majority stockholders, for the Reverse Split, the Share Increase and Name Change. Throughout this Information Statement, we shall refer to the Reverse Split, Share Increase and Name Change collectively as the “Shareholder Actions.” The terms "we," "our," and the "Company" in this Information Statement refer to Golden West Brewing Company, Inc.  References to "you" are to the stockholders of Golden West Brewing Company, Inc.

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

         This Information Statement contains certain forward-looking statements, including statements regarding our "expectations," "beliefs," "goals," "hopes," "strategies," and the like. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking those safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time and that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, as well as other risks and uncertainties that are described in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

Summary Information In Question And Answer Format

         The following information in question and answer format, summarizes many of the material terms of the Company's proposed Shareholder Actions.   For a complete description of the terms and conditions of the Shareholder Actions, you are advised to carefully read this entire Information Statement and the other documents referred to herein.

What Vote Is Required To Approve The Shareholder Actions?

         Approval of the Shareholder Actions requires the affirmative vote of the holders of not less than a majority of the Company's outstanding common stock.

What Constitutes A Majority Of The Company's Outstanding Common Stock?

         On September 2, 2009, the Company had 20,000,000 shares of Common Stock issued and outstanding and 10,000,001 constitutes a majority of the shares of Common Stock issued and outstanding.

Who Voted In Favor Of The Shareholder Actions?

         Shareholders owning an aggregate of 11,120,500 shares of our common stock voted in favor of the Shareholder Actions. Those shares represent 55.6% of the shares of common stock outstanding. Those shareholders consisted of John C. Power, Clifford Neuman, and John Gibbs and his affiliated entities.    Such shareholders shall be referred to as the" Majority Stockholders".

Will The Stockholders That Voted In Favor Of The Shareholder Actions Have Any Special Interest in the Shareholder Actions?

         No. None of the stockholders that voted in favor of the Shareholder Actions will have any interest in those Actions different than the interest of all shareholders of the Company.

.

Why Isn't The Company Holding A Stockholders Meeting To Vote On The Proposed Shareholder Actions?

         In order to lawfully close on the proposed Shareholder Actions, Delaware law requires that a majority of shares of Common Stock vote in favor of the proposed Shareholder Actions. The stockholders voting in favor of the proposed Shareholder Actions represent 55.6% of the shares outstanding, or a majority of the outstanding shares. Therefore, management concluded that because approving a transaction by the written consent of stockholders can be faster than distributing a notice of meeting and proxy statement, and conducting a stockholders meeting, and in light of the fact that Company management wanted to expedite the closing of the proposed Shareholder Actions, management and the Board of Directors decided not to conduct a meeting of stockholders. Instead,  stockholders owning approximately 55.6% of the shares signed a written consent approving the Shareholder Actions and the transactions contemplated thereby.

What Will Happen To The Company After The Shareholder Actions?

         Following the Shareholder Actions, the Company is expected to continue to market and distribute our proprietary craft beers.

Why Did Management And The Board Of Directors Decide to Undertake the Reverse Split?

         In June 2009, the Company issued in a series of transactions approximately 16.5 million shares of common stock in satisfaction of approximately $800,000 in outstanding debt. This issuance brought the total issued and outstanding shares of the Company to 20 million, which represents all of the authorized shares of common stock.  As a result, the Company has no authorized but unissued shares and cannot issue any additional shares without undertaking some form of recapitalization.  The Reverse Split has been chosen as a means to reducing the number of issued shares outstanding, thereby enabling the Company to issue additional shares in the future, should the need or opportunity arise.  The Reverse Spit will also result in an increase of the market price per share of our common stock which is hoped to have the positive effect of attracting more interest in our stock.

Why is the Share Increase Being Undertaken?

        The Share Increase is being undertaken along with the Reverse Split as part of an overall recapitalization of the Company.  The increase in authorized shares will permit the Board to issue additional shares without further shareholder approval to raise additional capital or take advantage of future opportunities.

What Rights Do Stockholders Have To Dissent From The Shareholder Actions?

         Company stockholders do not have the right to seek the appraisal of their shares under Delaware law.

What Are The Income Tax Consequences Of The Shareholder Actions?

         There will be no federal or state income tax consequences to our shareholders as a result of the Shareholder Actions.

Prior Stockholder Approval

         Our ability to undertake the Shareholder Actions  without a meeting of our stockholders is authorized by Section 228 of the Delaware General Corporation Law. That section generally provides that a Delaware corporation may substitute for action on a matter by its stockholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter are present and voted. In accordance with this provision, we obtained the written consent of the Majority Stockholders to the Shareholder Actions. As a result of the action of the Majority Stockholders, we are not soliciting proxies, and there will be no further stockholder action on the Shareholder Actions.

         Holders of record of the Company's Common Stock are entitled to notice of the action taken by written consent approving the Shareholder Actions.

         Under Delaware law and our Certificate of Incorporation, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of our Common Stock outstanding as of the close of business on the Record Date, was required to approve the  Shareholder Actions. Each holder of Common Stock was entitled to one vote on each of the foregoing matters, for each share of Common Stock held by such stockholder. As of September 2, 2009, there were outstanding 20,000,000 shares of Common Stock. As of that date, the Majority Stockholders held 11,120,500 shares of Common Stock and were entitled to cast a total of 11,120,500 votes, or 55.6% of the total votes entitled to be cast by all holders of our Common Stock.

         The action by written consent approving the Shareholder Actions was effective on September 2,  2009.

Information About the Company

       We were formed to acquire substantially all of the business assets of Butte Creek Brewing Company, LLC, a California limited liability company.  We completed the acquisition of Butte Creek on August 31, 2005.   We currently are a holding company for our wholly-owned subsidiary Golden West Brewing Company, a California corporation, which was formed to complete the acquisition and since the acquisition has been operating as Butte Creek Brewing Company.

       Butte Creek has been operating as a premier regional craft brewery in Chico, California since 1996.  It specializes in brewing certified organic craft beers.  Our flagship brews consist of Organic Pale Ale, Organic Porter, Organic India Pale Ale, Organic Pilsner.   We currently distribute our products in a total of 15 states, including our core market of California which is serviced through distributors.  The majority of our distribution outside of Northern California occurs through a network of independent alcoholic beverage distributors who are licensed in their respective jurisdictions.

       Butte Creek's principal offices  are located at 2010A Harbison Drive # 312, Vacaville, CA  95687.  Its telephone number at that address is (530) 894-7906.  In addition, our internet website is located at www.organicale.com.

Dissenters' Rights

         In accordance with the Delaware General Corporation Law, our stockholders do not have dissenters' or appraisal rights in connection with the Shareholder Actions.

Certain Federal Income Tax Consequences

         The Shareholder Actions will not result in any impact on our stockholders for federal and state income tax purposes.

Government Approvals

         Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of the Delaware General Corporation Law in connection with the Shareholder Actions, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with the Shareholder Actions.

Voting Securities And Principal Holders Thereof

As of the Record Date, there were outstanding 20,000,000 shares of Common Stock, $0.0001 par value.

The table shows the number of shares owned as of September 1, 2009 and the percentage of outstanding common stock owned as of September 1, 2009.  Each person has sole voting and investment power with respect to the shares shown, except as noted.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)		Ownership as a Percentage of outstanding common shares(3)

John Gibbs 807 Wood N Creek Ardmore, OK 73041	5,824,500	(4)	29.12%

John C. Power Post Office Box 114 Sea Ranch, CA 95497	2,633,000		13.17%

Brian Power	150,000	(5)	0.75%

Clifford Neuman 1507 Pine Street Boulder, CO	2,663,000		13.32%

Webquest, Inc. 7750 N. Union Blvd. # 201 Colorado Springs, CO 80906	2,250,000		11.25%

Shana Capital, Ltd. 7750 N. Union Blvd. # 201 Colorado Springs, CO 80906	2,250,000		11.25%

All officers and directors as a group (two persons)	2,783,000		13.92%

(1)	Unless otherwise stated, address is c/o Brian Power, 2010A Harbison Drive # 312, Vacaville, CA 95687.

(2)

Under SEC Rules, we include in the number of shares owned by each person the number of shares issuable under outstanding options or warrants if those options or warrants are exercisable within 60 days of the date of this prospectus.  In calculating percentage ownership, we calculate the ownership of each person who owns exercisable options by adding (i) the number of exercisable options for that person only to (ii) the number of total shares outstanding and dividing that result into (iii) the total number of shares and exercisable options owned by that person.

(3)	Shares and percentages beneficially owned are based upon 20,000,000 shares outstanding on August 31, 2009.

(4)

Includes 4,665,000 shares owned by TriPower Resources, Inc., of which John D. Gibbs is President and controlling shareholder and includes 500,000 shares owned by Redwood MicroCap Fund, Inc., of which John D. Gibbs is President and controlling  shareholder.

(5)	Includes 50,000 shares that may be acquired under stock option plan.

Reverse Stock Split

     Our Board of Directors has determined it to be in the best interest of the Company and our shareholders and the Board has unanimously approved,  a one-for-ten (1-for-10) Reverse Split of our outstanding shares of Common Stock and outstanding options, warrants and other rights convertible into shares of Common Stock.  As permitted by Delaware law and our Certificate of Incorporation, the Company has received a written consent from the majority stockholders of the Company approving the Reverse Split.  Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding options, warrants, and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split.  Fractional shares, options and warrants will be rounded up to the nearest whole.  If and when implemented, we will cause our stock transfer agent to provide each Shareholder of record written notice of such implementation together with a description of the effect thereof.

        The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders.  There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

Principal Effects of the Reverse Stock Split

       If implemented, the principal effects of a reverse stock split would include the following:

•	Every ten (10) outstanding shares of the common stock will be combined into one new share of common stock;

•	The number of shares of common stock issued and outstanding will be reduced proportionately;

•

The number of shares of common stock into which each outstanding share of preferred stock is convertible will automatically be reduced proportionately, and the per share conversion price shall be correspondingly increased;

•	The total number of shares of common stock and preferred stock the company is authorized to issue will be unchanged by the Reverse Split;

•	Appropriate adjustments will be made to stock options exercisable for shares of common stock granted under the company’s stock option plans to maintain the economic value of the awards;

•

The number of shares reserved for issuance under the company’s stock option plans will be reduced proportionately (and any other appropriate adjustments or modifications will be made under the plans); and,

•

Proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for the common shares upon exercise of such options or warrants immediately preceding the reverse stock split.

       The common stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the common stock under the Securities Exchange Act of 1934.

The reverse stock split will be effected simultaneously for all of our common stock and the exchange number will be the same for all of our common stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, fractional shares resulting from the reverse split will be rounded up to the nearest whole share. Such cash payments will reduce the number of post-split shareholders to the extent there are shareholders presently holding fewer than three shares. However, this is not the purpose of the reverse stock split. The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Stock Split.

The following table summarizes the Company’s capitalization, as of September 2, 2009, before and after giving effect to a hypothetical reverse stock split of one-for-ten (1 for 10) and Share Increase.:

	Prior to Reverse Stock Split		After Reverse Stock Split and Share Increase
	Common Stock	Preferred Stock	Common Stock	Preferred Stock

Authorized Shares	20,000,000	5,000,000	100,000,000	5,000,000
Shares Issued and Outstanding	20,000,000	0	2,000,000	0
Shares Reserved for Future Issuance:
Equity Compensation Plans	0		0
Options	150,000		15,000
Shares Available for Future Issuance	0	5,000,000	97,985,000	5,000,000

       (1) Does not reflect the rounding up of fractional shares to the nearest whole share.

Reasons for the Reverse Split

     The reverse split is primarily intended to recapitalize the Company and to increase the Company’s per share stock price to assist the company to increase the attractiveness of the common stock to prospective investors and the financial community. Currently, the common stock is traded on the Over-The-Counter (“OTC”) Electronic Bulletin Board or the “pink sheets” (under the symbol “GWBC”). The closing price for the common stock as reported on the OTC Electronic Bulletin Board during the period from July 1, 2009 to September 1, 2009 has ranged from a high of $0.06 to a low of $0.04.  The closing price on September 1, 2009 was $0.06.

         In reaching its decision to seek and recommend a reverse stock split, the board considered, among many other factors, the consequences of being listed on the OTC Electronic Bulletin Board, including decreased liquidity and marketability of shares of the common stock. Investors often find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock on the OTC Electronic Bulletin Board.

     The board believes that the reverse split and anticipated increase in the per share price of the common stock should also enhance the acceptability and marketability of the common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the common stock.

     Although the board believes that a reverse split may be in the best interests of the Company and its stockholders, if implemented, the reverse split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. In addition, a reverse split might make it more difficult for the company to meet other requirements for initial listing on the NASDAQ Capital Market relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

     The company cannot assure you that the reverse split will have any of the desired consequences described above.

Certain Risk Factors Associated with the Reverse Split

     There can be no assurance that the total market capitalization of the Company’s common stock (the aggregate value of all the Company’s common stock at the then market price) after the proposed reverse split will be equal to or greater than the total market capitalization before the proposed reverse split or that the per share market price of the Company’s common stock following the reverse split will either equal or exceed the current per share market price.

     There can be no assurance that the market price per new share of the Company’s common stock after the reverse split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s common stock outstanding before the reverse split. Accordingly, the total market capitalization of the Company’s common stock after the proposed reverse split may be lower than the total market capitalization before the proposed reverse split and, in the future, the market price of the Company’s common stock following the reverse split may not exceed or remain higher than the market price prior to the proposed reverse split.

     If the reverse split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s common stock may not improve.

     While the board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common stock may not necessarily improve.

     A decline in the market price of the Company’s common stock after the reverse split may result in a greater percentage decline than would occur in the absence of a reverse split, and the liquidity of the Company’s common stock could be adversely affected following such a reverse split.

     If the reverse split is effected and the market price of the Company’s common stock declines, the percentage decline may be greater than would occur in the absence of a reverse split. The market price of the Company’s common stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the reverse split could adversely affect the liquidity of the Company’s common stock.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

     If stockholders approve the proposal and the board decides to implement a reverse stock split, the Company will not be required to file with the Secretary of State of the State of Delaware a certificate of amendment to the company’s Certificate of Incorporation (as previously amended). A reverse stock split will become effective at the time and on the date approved by the FINRA for trading of our common stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

     Some of the Company’s registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent, Corporate Stock Transfer, Inc. (the “Transfer Agent”), as soon as practicable after the effective date of the reverse split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of the common stock (“Old Certificates”) to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of common stock as a result of the reverse split (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

     Stockholders will then receive a New Certificate or certificates representing the number of whole shares of common stock into which their shares of common stock have been converted as a result of the reverse split (“New Common Stock”). Until surrendered, outstanding Old Certificates held by stockholders will be deemed to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

     Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of New Common Stock.

     If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s).

     All expenses of the exchange will be borne by the company.

     Stockholders should not destroy any stock certificate(s). You should not send your Old Certificates to the Transfer Agent until you have received the letter of transmittal.

Effect on the Company’s Stock Options and Warrants

     The number of shares reserved for issuance under the Company’s outstanding options will be reduced proportionately based on the reverse split ratio.  In addition, the number of shares issuable upon the exercise of options outstanding under any of those derivative securities will be decreased and the exercise price for such options will be increased based on the reverse split ratio and according to the requirements of the Code. In connection with the reverse split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded up to the nearest whole share.

     The number of shares of common stock issuable upon the exercise of the Company’s outstanding warrants will be proportionately decreased and the exercise price for such warrants will be proportionately increased, in each case based on the reverse split ratio.

No Fractional Shares

     No scrip or fractional share certificates will be issued in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our common stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.

Authorized Shares

     The reverse stock split would not change the number of authorized shares of our common stock designated in our Articles. Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares available for issuance under our authorized pool of common stock would increase from zero shares to 18,000,000 shares, assuming aone-for-ten reverse split.   The foregoing does not give effect to the Share Increase authorization that will become effective concurrently with the Reverse Split.

These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of common stock or securities convertible into common stock. We have no present plan, commitment, arrangement, understanding or agreement regarding issuance of these additional shares of common stock. The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the company.

Potential Anti-Takeover Effect

     The proposed reverse stock split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Delaware law, it could be possible to use the additional shares of common stock that would become available for issuance if the reverse stock split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our board of directors could, without further shareholder approval, strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. The reverse stock split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our common stock or obtain control of the Company.

     Our Articles and Bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the reverse stock split.

Other Effects on Outstanding Shares

     If a reverse stock split is implemented, the rights and preferences of the outstanding shares of our common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

     In addition, the reverse stock split would result in some shareholders owning “odd-lots” of fewer than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Accounting Effects of the Reverse Stock Split

     Following the effective time of the reverse stock split, the par value of our common stock will remain at $.0001 per share. The number of outstanding shares of common stock will be reduced by a factor of up to 90.0%, not taking into account additional shares that may be issued as a result of rounding up to the nearest whole share any fractional shares that otherwise would result from the reverse stock split, and not giving effect to the Share Increase. Accordingly, the aggregate par value of the issued and outstanding shares of our common stock, and therefore the stated capital associated with our common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the reverse stock split is effected, all share and per share information in our financial statements will be restated to reflect the reverse stock split for all periods presented in our future filings, after the effective time of the amendment, with the SEC, as applicable. Shareholders’ equity will remain unchanged.

Approval Of The Board Of Directors and Stockholders

         The Board of Directors of the Company, after careful consideration, has approved the Reverse Split and has recommended that the Company's stockholders vote for its adoption. Effective September 2, 2009, stockholders holding 55.6% of the Company's shares of common stock outstanding executed a written consent in lieu of a stockholders meeting approving the Reverse Split.

Amendment to Certificate of Incorporation to increase the

Number of Authorized Shares of Common Stock

     The Board of Directors has adopted a resolution proposing and declaring the advisability of amending the Company’s Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 20,000,000 shares to 100,000,000 shares. The number of shares of preferred stock that the Company is authorized to issue will remain unchanged at 5,000,000 shares. The proposed increase in the authorized number of shares of common stock will give the Company additional shares to provide flexibility for the future. In particular, the Company may require addition funding for its operations and therefore may need the increased number of authorized shares to raise additional equity capital. In addition, the additional authorized shares may be used in the future for any other proper corporate purpose approved by the Board, including corporate mergers or acquisitions, shares reserved under stock option plans, stock dividends or splits, or other corporate purposes.  The terms of any shares of preferred stock that may be issued in the future would be determined by the Board of Directors.

These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of common stock or securities convertible into common stock. We have no present plan, commitment, arrangement, understanding or agreement regarding issuance of these additional shares of common stock. The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the Company.

Potential Anti-Takeover Effect

     The proposed Share Increase is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Delaware law, it could be possible to use the additional shares of common stock that would become available for issuance if the reverse stock split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our board of directors could, without further shareholder approval, strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. The  Share Increase is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our common stock or obtain control of the company.

     Our Articles and Bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Share Increase.

Approval Of The Board Of Directors and Stockholders

         The Board of Directors of the Company, after careful consideration, has approved the Share Increase and has recommended that the Company's stockholders vote for its adoption. Effective September 2, 2009, stockholders holding 55.6% of the Company's shares of common stock outstanding executed a written consent in lieu of a stockholders meeting approving the Share Increase.

Name Change

        Our Board of Directors would like the authorization and flexibility to rename the Company should it determine that a name change is advantageous.  The Board has not resolved to change the name immediately, and has not determined a new name.  The implementation of the name change requires an amendment to our Certificate of Incorporation which itself requires shareholder approval. As permitted by Delaware law and our Certificate of Incorporation, the Company has received a written consent from the majority stockholders of the Company approving the name change.

Reflecting the poor operating results of the Company, the public trading market for our shares has been lackluster, with little investor interest in our stock.  The Board believes that the name “Golden West Brewing Company” has probably developed negative goodwill in the market.  A new  name might have the desirable effect of disassociating the current trading market from our history of unprofitability, due largely to our difficulties at the brewery.  Now that we have discontinued brewing operations and contract to the brewing of our beer with Mendicino Brewing Company, it might be appropriate to change our name to one that does not refer to us as a “brewing company.”

Approval Of The Board Of Directors and Stockholders

         The Board of Directors of the Company, after careful consideration, has approved the Name Change and has recommended that the Company's stockholders vote for its adoption. Effective September 2, 2009, stockholders holding 55.6% of the Company's shares of common stock outstanding executed a written consent in lieu of a stockholders meeting approving the Name Change.

Where You Can Find Additional Information

         We file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-(202) 942-8088. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our public filings are also available to the public from commercial document retrieval services.

SIGNATURES

Respectfully submitted,

GOLDEN WEST BREWING COMPANY, INC.

Date: September _9, 2009	By: _/s/ John C. Power___________________ John C. Power, Chief Financial Officer, Principal Accounting Officer